Exhibit 23.13

CONSENT OF DAVID KIDD

The undersigned, David Kidd, hereby states as follows:

I, David Kidd, assisted with the preparation of the “Feasibility Study Update, NI 43-101 Technical Report, Vista Gold Corp., Paredones Amarillos Gold Project, Baja California Sur, Mexico” dated September 1, 2009,  (the Paredones Amarillos Gold Project has since been renamed the “Los Cardones Gold Project) (the “Technical Report”) for Vista Gold Corp. (the “Company”), portions of which are summarized (the “Summary Material”) in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “Form 10-K”) which in turn is incorporated by reference in this Registration Statement on Form S-8 (this “Registration Statement”), to be filed with the United States Securities and Exchange Commission.

I hereby consent to the incorporation by reference in this Registration Statement of the Summary Material concerning the Technical Report, including the reference to Paredones Amarillos Gold Project (since renamed the Concordia Gold Project) included with such information, and the reference to my name as set forth in the Form 10-K.

/s/ David Kidd
David Kidd

Date: October 1, 2013